UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2025

AFFINITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2025, Affinity Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.  The matters considered and the votes cast with respect to each matter is set forth below.

1.	The election of Directors, each for a three-year term.

	For	Withheld	Broker non-votes
Marshall L. Ginn	3,019,917	575,932	886,570
Mark J. Ross	3,049,177	546,672	886,570

2.	The ratification of the appointment of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain	Broker non-votes
4,424,286	46,969	11,164	0

3.	An advisory, non-binding resolution with respect to the executive compensation described in the proxy statement.

For	Against	Abstain	Broker non-votes
3,372,614	64,835	158,400	886,570

Item 9.01. Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: May 21, 2025	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer